UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2014

CANNABIS SCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	000-28911	91-1869677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6946 N Academy Blvd, Suite B #254 Colorado Springs, CO	80918
(Address of principal executive offices)	(Zip Code)

1.888.889.0888

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01      Entry into a Material Definitive Agreement

On August 6, 2014, Cannabis Science, Inc. (the “Company”) entered into a LOI with John Dalaly regarding Michigan Green Technologies (“MGT”) which sets out the basic terms whereby the Company would acquire an additional 30.1% equity stake in MGT.  This additional equity position would increase the Company’s holdings of MGT to 50.1%. As consideration for the additional 30.1% equity in MGT, the Company shall do the following:

(a)    Issue 5 million S-8 shares to John Dalaly under a new 10 year services agreement;

(b)   Issue 5 million shares to Dina Dalaly under a new 10 year services agreement;

(c)    Issue 5 million shares to Katrina Dalaly under a new 10 year services agreement; and

(d)   Issue 5 million shares to Christ Gorges under a new 10 year services agreement.

Additional terms and conditions will be contained in the final agreements and will be disclosed in due course.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS SCIENCE, INC.

Date: August 8, 2014	By:	/s/ Dr. Dorothy Bray
Dr. Dorothy Bray, C.E.O.